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                                                                    EXHIBIT 23.4

                CONSENT OF WEEKS HOLDERBAUM HUBER & DEGRAW, LLP

We consent to the use in this Registration Statement of Nassau Broadcasting Corporation on Form S-1 of our reports with respect to the financial statements appearing in the Prospectus, which is part of this Registration Statement as listed below.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

Financial Statements included in the prospectus for which consent has been granted:

Westchester Radio, LLC
----------------------
For the Period of January 1, 1999           Report dated January 4, 2000
  to October 26, 1999
For the Period of April 2, 1998             Report dated February 19, 1999 &
  to December 31, 1998                        October 27, 1999

Commodore Media of Westchester, Inc.
------------------------------------
For the Period of January 1, 1998           Report dated July 29, 1999
  to April 1, 1998
For the Year Ended December 31, 1997        Report dated July 29, 1999
For the Year Ended December 31, 1996        Report dated July 29, 1999

Capstar Trust
-------------
For the Period of January 1, 1999 to        Report dated January 21, 2000
  October 26, 1999
For the Period of May 29, 1998 to           Report dated February 11, 1999 &
  December 31, 1998                           October 27, 1999

WRKI/WAXB/WPUT/WINE
-------------------
For the Period of January 1, 1998           Report dated August 11, 1999 &
  to May 29, 1998                             October 27, 1999
For the Year Ended December 31, 1997        Report dated August 11, 1999 &
                                              October 27, 1999
For the Year Ended December 31, 1996        Report dated August 11, 1999 &
                                              October 27, 1999

/s/ Weeks Holderbaum Huber & Degraw, LLP
------------------------------------------
    Weeks Holderbaum Huber & Degraw, LLP

Bridgewater, New Jersey
May 8, 2000